================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[x]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          ACTUATE SOFTWARE CORORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                    [LOGO OF ACTUATE SOFTWARE CORPORATION]

                        ACTUATE SOFTWARE CORPORATION
                          999 Baker Way, Suite 200
                         San Mateo, California 94404


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held May 20, 1999

        The Annual Meeting of Stockholders (the "Annual Meeting") of Actuate Software Corporation (the "Company") will be held at 999 Baker Way, Suite 200, San Mateo, California, on Thursday, May 20, 1999, at 9:00 a.m. for the following purposes:

        1. To elect six directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

        2. To approve an amendment to the Company's Certificate of Incorporation to change the Company's name to Actuate Corporation.

        3. To ratify the appointment of Ernst & Young LLP, Independent Auditors as the Company's independent public accountants for the fiscal year ending December 31, 1999; and

        4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The foregoing items of business are more fully described in the attached Proxy Statement.

        Only stockholders of record at the close of business on March 25, 1999 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 999 Baker Way, Suite 200, San Mateo, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS,



                                        Nicolas C. Nierenberg
                                        Chairman of the Board
                                        and Chief Executive Officer

San Mateo, California
April 15, 1999

--------------------------------------------------------------------------------
                                  IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND the Annual Meeting, please COMPLETE, sign, date and PROMPTLY return the ACCOMPANYING proxy in the ENCLOSED POSTAGE-PAID envelope. you may revoke your proxy at any time prior to the annual meeting.
If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.
--------------------------------------------------------------------------------

                        ACTUATE SOFTWARE CORPORATION
                                999 Baker Way
                         San Mateo, California 94404


                               PROXY STATEMENT
                     FOR ANNUAL MEETING OF STOCKHOLDERS
                           To be held May 20, 1999

        These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Actuate Software Corporation, a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's principal executive offices located at 999 Baker Way, Suite 200, San Mateo, California, on Thursday, May 20, 1999, at 9:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 15, 1999.

                             PURPOSE OF MEETING

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                  VOTING RIGHTS AND SOLICITATION OF PROXIES

        The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On March 25, 1999, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 13,844,412 shares of Common Stock outstanding. Each stockholder of record on March 25, 1999 is entitled to one vote for each share of Common Stock held by such stockholder on March 25, 1999. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non votes.

Quorum Required

        The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

        Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The six (6) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

        Proposal 2. Approval of the adoption of the amendment to the Company's Certificate of Incorporation requires the affirmative vote of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against the proposal.

        Proposal 3. Ratification of the appointment of Ernst & Young L.L.P, Independent Auditors as the Company's independent public accountants for the fiscal year ending December 31, 1999 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

        Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal 1), FOR Proposal 2 and 3, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or at the Company's request, Corporate Investor Communications, Inc. ("CIC"), a professional proxy solicitation firm. No additional compensation will be paid to directors, officers or employees for such services, but CIC will be paid its customary fee, estimated to be about $5,000, if it renders solicitation services.

                                 PROPOSAL 1
                                 ----------

                            ELECTION OF DIRECTORS

        The directors who are being nominated for reelection to the Board of Directors (the "Nominees"), their ages as of April 1, 1999, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The six (6) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

 Nominees                            Age             Positions and Offices Held with the Company
----------------------------       -------       ---------------------------------------------------
 Nicolas C. Nierenberg               42           Chairman of the Board and Chief Executive Officer
 Peter I. Cittadini                  43           Director, President and Chief Operating Officer
 James W. Breyer (1)                 37           Director
 Arthur C. Patterson (2)             55           Director
 Nancy J. Schoendorf (2)             44           Director
 Steven D. Whiteman (1)              48           Director

(1)  Member of Compensation Committee
(2)  Member of Audit Committee

     Nicolas C. Nierenberg is a co-founder of the Company and has been its Chief Executive Officer and Chairman of the Board of Directors since November 1993. Mr. Nierenberg was also President of the Company until October 1998. Prior to founding the Company, from April 1993 to November 1993, Mr. Nierenberg worked as a consultant for Accel Partners, a venture capital firm, evaluating investment opportunities in the enterprise software market. Mr. Nierenberg co-founded Unify Corporation, which develops and markets relational database development tools. Mr. Nierenberg held a number of positions at Unify including, Chairman of the Board of Directors, Chief Executive Officer, President, Vice President, Engineering and Chief Technical Officer. Mr. Nierenberg is a Director of Cloudscape, Inc., a privately held Java database management system software company. Mr. Nierenberg attended the University of California, Los Angeles and the University of California, San Diego where he studied computer science and economics.

     Peter I. Cittadini has been the President and Chief Operating Officer of the Company since October 1998 and served as the Company's Executive Vice President from January 1995 to October 1998. From 1992 to January 1995, Mr. Cittadini held a number of positions at Interleaf, Inc., an enterprise software publishing company, including Senior Vice President of Worldwide Operations responsible for worldwide sales, marketing, customer support and services. From 1985 to 1991, Mr. Cittadini held a number of positions at Oracle Corporation, including Vice President, Northeast Division. Mr. Cittadini holds a B.A. in Liberal Arts from Boston College.

     James W. Breyer has been a director of the Company since November 1993. Mr. Breyer has been a general partner of Accel Partners, a venture capital firm since 1990, and the Managing Partner since 1997. At Accel, Mr. Breyer has been responsible for the firm's involvement in over a dozen companies that have completed public offerings or successful mergers. Prior to joining Accel, Mr. Breyer worked as a management consultant at McKinsey and Company, and held product management and marketing positions at Apple Computer and Hewlett Packard. Mr. Breyer currently serves as a director of RealNetworks, Inc. and several privately held companies. Mr. Breyer holds a B.S. in Computer Science and Economics from Stanford University and an M.B.A. from Harvard University, where he was named a Baker Scholar.

     Arthur C. Patterson has been a director of the Company since November 1993. Mr. Patterson is a general partner of Accel Partners, a venture capital firm, which he founded in 1983. Mr. Patterson currently serves as a director of AIM Funds, PageMart Wireless, Inc., Unify Corporation and Viasoft, Inc. and several privately held enterprise software and communications companies. Mr. Patterson holds an A.B. and an M.B.A. from Harvard University.

     Nancy J. Schoendorf has been a director of the Company since September 1994. Ms. Schoendorf has been a general partner of Mohr, Davidow Ventures, a venture capital firm since 1994, and a Managing Partner since 1997. Prior to joining Mohr, Davidow, Ms. Schoendorf spent seventeen years in the computer industry including management positions with Hewlett-Packard, Software Publishing Corporation and Sun Microsystems, Inc. Ms. Schoendorf currently serves as a director of Prism Solutions, Inc. and several privately held companies. Ms. Schoendorf holds a B.S. in Computer Science from Iowa State University and an M.B.A from Santa Clara University.

     Steven D. Whiteman has been a director of the Company since April 1998. Since May 1993, Mr. Whiteman has served as President of Viasoft, Inc., a publicly traded software application and services company, and has served as Chief Executive Officer and Director since February 1994 and Chairman of the Board of Directors since April 1997. Mr. Whiteman currently serves as a director of Unify Corporation. Mr. Whiteman holds a B.A. in Business Administration from Taylor University and an M.B.A. from the University of Cincinnati.


Board of Directors Meetings and Committees

     During the fiscal year ended December 31, 1998, the Board of Directors held six (6) meetings and acted by written consent one (1) time. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has two (2) standing committees: the Compensation Committee and the Audit Committee.

     During the fiscal year ended December 31, 1998, the Compensation Committee of the Board of Directors held one (1) meeting. The Compensation Committee reviews the performance of the executive officers of the Company and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1998 Equity Incentive Plan. The members of the Compensation Committee are Messrs. Breyer and Whiteman.

     During the fiscal year ended December 31, 1998, the Audit Committee of the Board of Directors held one (1) meeting. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the Company's auditors, the performance of the Company's auditors and the accounting practices of the Company. The members of the Audit Committee are Mr. Patterson and Ms. Schoendorf.

Compensation of Directors

     Except for grants of stock options, directors of the Company do not receive compensation for services provided as a director although members are reimbursed for certain expenses in connection with attendance at Board of Directors and Committee meetings. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

     Non-employee Board members are eligible for option grants pursuant to the provisions of the 1998 Non-Employee Directors Option Plan. Each individual who first joins the Board as a non-employee director, whether through election or appointment will receive at that time, an automatic option grant for 20,000 shares of Common

Stock. With respect to the initial automatic option grant, the option will become exercisable as to 20% of the shares after one year of Board service and in the balance of the shares in a series of 48 equal monthly installments over the remaining period of optionee's Board service. In addition, at each annual stockholders meeting, each non-employee director will automatically be granted at that meeting, whether or not he or she is standing for re-election at that particular meeting, a stock option to purchase 2,500 shares of Common Stock, which will become fully exercisable on the first anniversary of such meeting. Each option will have an exercise price equal to the fair market value of the Common Stock on the automatic grant date and a maximum term of ten years, subject to earlier termination following the optionee's cessation of Board service. However, vesting will automatically accelerate in full upon (i) an acquisition of the Company by merger, consolidation or asset sale, (ii) a tender offer for more than 50% of the outstanding voting stock or proxy contest for Board membership or (iii) the death or disability of the optionee while serving as a Board member.

     In April 1998, Mr. Whiteman was granted an option to purchase 30,000 shares of the Company's Common Stock under the Company's 1994 Stock Option Plan at an exercise price of $5.00 per share subject to a five year vesting schedule in connection with his appointment to the Board.

     Directors who are also employees of the Company are eligible to receive options under the 1998 Equity Incentive Plan and are also eligible to participate in the Company's 1998 Employee Stock Purchase Plan.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

Other Executive Officers

     The following are additional executive officers of the Company. All executive officers serve at the discretion of the Board of Directors.

     Daniel A. Gaudreau, age 51, has been Senior Vice President, Finance and Administration and Chief Financial Officer since January 1999 and served as Vice President, Finance and Administration and Chief Financial Officer from February 1997 to January 1999. From January 1994 to February 1997, Mr. Gaudreau served as Vice President, Finance and Chief Financial Officer of Plantronics, Inc., a publicly traded telephone headset manufacturing company, where he was responsible for all financial and administrative operations. From January 1990 to January 1994, Mr. Gaudreau was Vice President, Finance and Chief Financial Officer at Ready Systems, an operating systems software company. Prior to that, Mr. Gaudreau spent two years at Apple Computer as the Controller of Fremont Manufacturing Operations, prior to which he spent 18 years at General Electric where he held various financial management positions. Mr. Gaudreau holds a B.S. in Industrial Management from Clarkson University.

     Hamid R. Bahadori, age 45, has been Senior Vice President, Engineering since January 1999 and served as Vice President, Engineering from May 1998 to January 1999. From June 1996 to May 1998, Mr. Bahadori served as Vice President, Engineering for Envive Corp., a privately held applications software company. Prior to that, Mr. Bahadori was a Senior Director of Software Products Development for Oracle from 1989 to 1996. Mr. Bahadori holds a B.S. in Applied Math and Electrical Engineering/Computer Science from Purdue University and an M.S. and Ph.D. in Computer Science from the University of California, Berkeley.

     Albert R. Campa, age 37, joined the Company in November of 1995 as Vice President, Marketing. From February 1990 to October 1995, Mr. Campa held a number of positions at Sybase, Inc., a database software company, including Group Director of Worldwide Field Marketing where he was responsible for lead generation, vertical marketing, regional marketing and a variety of other sales and marketing activities. From September 1987 to February 1990, Mr. Campa held a number of product and marketing management positions at Sun Microsystems, Inc. From September 1983 to March 1985, Mr. Campa was a design engineer in IBM's mainframe development group. Mr. Campa holds a B.S. in Mechanical Engineering from Stanford University and an M.B.A. from Harvard Business School.

                                  PROPOSAL 2
                                  ----------

                               AMENDMENT TO THE
                    COMPANY'S CERTIFICATE OF INCORPORATION

        The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Company's Certificate of Incorporation to change the Company's name to "Actuate Corporation." Accordingly, the Board of Directors has unanimously approved the proposed Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit A (the "Certificate of Amendment"), and hereby solicits the approval of the Company's stockholders of the Certificate of Amendment. If the stockholders approve the Certificate of Amendment, the Board of Directors currently intends to file the Certificate of Amendment with the Secretary of State of the State of Delaware as soon as practicable following such stockholder approval. If the Certificate of Amendment is not approved by the stockholders, the existing Certificate of Incorporation will continue in effect.

        The Board of Directors believes that changing the Company's name to "Actuate Corporation," will assist the Company in increasing the name recognition of the Company and its products.



Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.



                                  PROPOSAL 3
                                  ----------

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

        The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP, Independent Auditors as the Company's independent public accountants for the fiscal year ending December 31, 1999. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

        In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

        Ernst & Young LLP has audited the Company's financial statements since 1994. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of February 26, 1999, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Named Executive Officers and (iv) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                               Shares Beneficially Owned (1)
                                                     ------------------------------------------------
Name of Beneficial Owner                               Number of Shares         Percentage of Total
------------------------------------------------     --------------------     -----------------------
Entities affiliated with Accel Partners (2).....           3,971,903                    28.7%
   428 University Avenue
   Palo Alto, CA 94301
Mohr, Davidow Ventures III (3)..................           1,449,779                    10.5%
   2775 Sand Hill Road, Suite 240
   Menlo Park, CA 94025
Amerindo Investment Advisors Inc. (4)...........             961,400                     6.9%
   One Embarcadero Center, Suite 2300
   San Francisco, CA 94111
Nicolas C. Nierenberg (5).......................           1,450,000                    10.4%
   c/o Actuate Software Corporation
   999 Baker Way, Suite 200
   San Mateo, CA 94404
Peter I. Cittadini (6)..........................             453,500                     3.3%
Daniel A. Gaudreau(7)...........................             161,000                     1.2%
Hamid R. Bahadori (8)...........................             152,000                     1.1%
Albert R. Campa (9).............................             103,422                     *
James W. Breyer (2).............................           3,885,413                    28.1%
   c/o Accel Partners
   428 University Avenue
   Palo Alto, CA 94301
Arthur A. Patterson (2).........................           3,971,903                    28.7%
   c/o Accel Partners
   428 University Avenue
   Palo Alto, CA 94301
Nancy Schoendorf (3) (10).......................           1,462,323                    10.6%
    c/o Mohr, Davidow Ventures
    2775 Sand Hill Road, Suite 240
    Menlo Park, CA 94025
Steven D. Whiteman (11).........................              30,000                     *

All current directors and executive officers as
   a group (9 persons) (12).....................           7,784,148                    54.7%

_______________________
*  Less than 1%

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "Commission"). Beneficial ownership has been determined in accordance with the rules of the Commission and includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. Applicable percentages are based on 13,841,955 shares outstanding on February 26, 1999, adjusted as required by rules promulgated by the Commission. Unless otherwise indicated, the business address of each beneficial owner listed is 999 Baker Way, Suite 200, San Mateo, California, 94404.

(2) Includes 3,665,254 shares held by Accel IV L.P., 145,462 shares held by Accel Investors '93 L.P., 74,697 shares held by Accel Keiretsu L.P., 86,490 shares held by Ellmore C. Patterson Partners and 23,588 shares held by Prosper Partners. Messrs. Breyer and Patterson, directors of the Company, are general partners of Accel IV Associates L.P., the general partner of Accel IV L.P. Messrs. Breyer and Patterson are general partners of Accel Investors '93 L.P. Messrs. Breyer and Patterson are officers of Accel Partners & Co., the general partner of Accel Keiretsu L.P. Mr. Patterson is the general partner of each of Ellmore C. Patterson Partners. Each of Messrs. Breyer and Patterson disclaim beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(3) Ms. Schoendorf, a director of the Company, is a general partner of WLPJ Partners, the general partner of Mohr, Davidow Ventures III. Ms. Schoendorf disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein.

(4) Based on a Schedule 13G/A filed with the Securities and Exchange Commission for the year ended December 31, 1998. Includes 824,500 shares held by Amerindo Investment Advisors Inc., a California corporation and 136,900 shares held by Amerindo Investment Advisors Inc., a Panama corporation (the "Advisor Entities"). Mr. Albert W. Villar and Mr. Gary A. Tanaka are the sole shareholders and directors of the Advisor Entities and share with each other investment and dispositive power as to all of the shares held by the Advisor Entities.

(5) Includes options exercisable into 150,000 shares of Common Stock within 60 days of February 26, 1999.

(6) Includes options exercisable into 40,000 shares of Common Stock within 60 days of February 26, 1999.

(7) Includes options exercisable into 10,000 shares of Common Stock within 60 days of February 26, 1999.

(8) Includes options exercisable into 150,000 shares of Common Stock within 60 days of February 26, 1999.

(9) Includes options exercisable into 20,000 shares of Common Stock within 60 days of February 26, 1999.

(10) Includes 1,449,779 shares held by Mohr, Davidow Ventures.

(11) Includes options exercisable into 30,000 shares of Common Stock within 60 days of February 26, 1999.

(12) Includes options exercisable into 400,000 shares of Common Stock within 60 days of February 26, 1999.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1998 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1998 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except that Hamid R. Bahadori filed one Form 4 for an open market purchase of 1,000 shares late.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Executive Officers

                            Summary of Compensation

     The following table sets forth information with respect to compensation for the fiscal year ended December 31, 1998 paid by the Company for services to the Company by the Company's Chief Executive Officer and the Company's four other highest paid executive officers whose total salary and bonus for such fiscal year exceeded $100,000 (collectively, the ''Named Executive Officers''):

                                                                                    Long-Term
                                                                                  Compensation
                                                                                     Awards
                                                                                     ------
                                                                                    Number of
                                                          Annual Compensation      Securities
                                                         ---------------------     Underlying
        Name and Principal Position             Year     Salary $     Bonus $       Options
        ---------------------------             ----     --------     --------    ------------
        Nicolas C. Nierenberg.................  1998     $183,365     $181,576      100,000
         Chairman of the Board and              1997     $174,350     $ 40,064      150,000
         Chief Executive Officer

        Peter I. Cittadini....................  1998     $183,461     $181,576      180,000
         President and Chief                    1997     $180,000     $ 63,000       40,000
         Operating Officer

        Daniel A. Gaudreau....................  1998     $181,756     $ 95,209       45,000
         Senior Vice President,                 1997     $142,320(1)  $ 36,045      125,000
         Finance and Administration and
         Chief Financial Officer

        Hamid R. Bahadori.....................  1998     $118,205(2)  $ 62,951      165,000
         Senior Vice President,                 1997           --           --           --
         Engineering

        Albert R. Campa.......................  1998     $132,211     $ 20,343       20,000
         Vice President, Marketing              1997     $115,000     $ 26,683       15,000

__________
(1) Mr. Gaudreau commenced employment on February 24, 1997.
(2) Mr. Bahadori commenced employment on May 27, 1998.

The following table contains information concerning the stock option grants made to each of the Named Executive Officers for 1998. No stock appreciation rights were granted to these individuals during such year.

                       Option Grants in Last Fiscal Year

                                              Individual Grants                                Potential Realizable
                             -------------------------------------------------                  Value at Assumed
                                            % of Total                                           Annual Rates of
                              Number of       Options                                              Stock Price
                             Securities     Granted to                                             Appreciation
                             Underlying     Employees         Exercise                          for Option Term (4)
                              Options        in Fiscal         Price         Expiration        ---------------------
         Name                Granted (1)     1998 (2)      Per Share (3)        Date            5%             10%
         ----                -----------     --------      -------------     ----------     ----------      ----------
Nicolas C. Nierenberg...       100,000         7.6%           $14.125         12/10/08      $  888,314      $2,251,161

Peter I. Cittadini......        40,000         3.0              3.000          2/11/08          75,467         191,249
                               140,000        10.6             14.125         12/10/08       1,243,639       3,151,626

Daniel A. Gaudreau......        10,000         *                8.250          5/26/08          51,884         131,484
                                35,000         2.6             14.125         12/10/08         310,910         787,906

Hamid R. Bahadori.......       150,000        11.3              8.250          5/26/08         778,257       1,972,256
                                15,000         1.1             14.125         12/10/08         133,247         337,674

Albert R. Campa.........        20,000         1.5              8.250          5/26/08         103,768         262,968

  __________
  * Less than one percent

  (1) Such options vest as follows: 1/5 of the shares vest on the first anniversary of the vesting commencement date and 1/60 of the shares vest on each monthly anniversary of the vesting commencement date thereafter. Each of the options has a ten year term, subject to earlier termination in the event of the optionee's cessation of service with the Company.
  (2) Based on an aggregate of 1,324,425 options granted to employees of the Company during fiscal 1998.
  (3) For options granted prior to the Company's initial public offering of its securities on July 17, 1998, the exercise price is equal to the deemed fair market value of the Company's Common Stock as estimated by the Board of Directors on the date of grant. For options granted after the Company's initial public offering of its securities, the exercise price is equal to the closing price of the Company's Common Stock as reported on the Nasdaq Stock Market on the date of grant.
  (4) The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Stock price appreciation and potential realizable values at 5% and 10% appreciation are calculated in accordance with Section 402 of Regulation S-K under the Securities Act of 1933, as amended, and do not represent the Company's prediction of its stock price performance.

     The following table sets forth for each of the Named Executive Officers options exercised during fiscal 1998 and the number and value of securities underlying unexercised options that are held by the Named Executive Officers as of December 31, 1998.

                Aggregate Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                                Number of Securities
                                                                     Underlying                    Value of Unexercised
                                 Number of                      Unexercised Options at            In-the-Money Options at
                                   Shares        Value            December 31, 1998                December 31, 1998 (2)
                                  Acquired      Realized      ---------------------------       ---------------------------
          Name                  on Exercise      $ (1)        Exercisable   Unexercisable       Exercisable   Unexercisable
          ----                  -----------    ----------     -----------   -------------       -----------   -------------
Nicolas C. Nierenberg........          --            --          150,000        100,000          $2,869,500      $562,500
Peter I. Cittadini...........          --            --           40,000        140,000          $  670,000      $787,500
Daniel A. Gaudreau...........          --            --           10,000         35,000          $  115,000      $196,875
Hamid R. Bahadori............          --            --          150,000         15,000          $1,725,000      $ 84,375
Albert R. Campa..............       8,000       $ 31,200          20,000             --          $  230,000            --

-----------------
(1) Equal to the fair market value of the purchased shares on the option exercise date, less the exercise price paid for such shares.
(2) Based on the fair market value of the Company's Common Stock as of December 31, 1998 ($19.75 per share), less the exercise price payable for such shares.


Employment Agreements and Change of Control and Severance Arrangements

     Pursuant to an agreement entered into between the Company and Daniel A. Gaudreau, the Company's Senior Vice President, Finance and Administration and Chief Financial Officer, upon a merger or acquisition Mr. Gaudreau will automatically vest in 50% of his remaining unvested options to purchase shares of the Company's Common Stock. Pursuant to an agreement entered into between the Company and Hamid Bahadori, the Company's Senior Vice President, Engineering, if Mr. Bahadori's employment is terminated by the Company within the first 24 months following May 27, 1998 other than for cause, he will automatically be vested in options to purchase not less than 60,000 shares of the Company's Common Stock.

     Under the Company's 1998 Equity Incentive Plan, upon a Change in Control, an award will become fully vested as to all shares subject to such award if such award is not assumed by the surviving corporation or its parent and the surviving corporation or its parent does not substitute such award with another award of substantially the same terms. In the event of an involuntary termination of a participant within 12 months following a Change in Control, the vesting of an award will accelerate in full. Options granted under the 1994 Stock Option Plan become fully vested upon a Change in Control unless assumed or replaced with a comparable option by the acquiring entity.

     A Change in Control includes (i) a merger or consolidation of the Company after which the Company's then current stockholders own less than 50% of the surviving corporation, (ii) sale of all or substantially all of the assets of the Company, (ii) a proxy contest that results in replacement of more than one third of the directors over a 24 month period or (iv) acquisition of 50% or more of the Company's outstanding stock by a person other than a trustee of any of the Company's employee benefit plans or a corporation owned by the stockholders of the Company in substantially the same proportions as their stock ownership in the Company.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Company's Board of Directors (the "Compensation Committee" or the "Committee") has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and certain other executive officers of the Company and to administer the Company's 1998 Equity Incentive Plan, 1998 Employee Stock Purchase Plan and 1998 Non-Employee Directors Option Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers and other key employees each fiscal year.

     For the 1998 fiscal year, the Board of Directors determined executive officer compensation. The process utilized by the Board in determining executive officer compensation levels was based on the subjective judgment of the Board. Among the factors considered by the Board were the recommendations of the CEO with respect to the compensation of the Company's key executive officers. However, the Board made the final compensation decisions concerning such officers.

     General Compensation Policy. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long term stock based incentive awards.

     Base Salary. The base salary component of total compensation is primarily designed to attract, motivate, reward and retain highly skilled executives and to compensate executives competitively within the industry and the marketplace. Each individual's base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

     Annual Cash Bonuses. Each executive officer has an established cash bonus target. The annual bonuses for executive officers are distributed on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year and personal objectives established for each executive. Actual bonuses paid reflect an individual's accomplishment of both corporate and functional objectives.

     Long Term Incentive Compensation. During fiscal 1998, the Board, in its discretion, made option grants to Messrs. Nierenberg, Cittadini, Gaudreau, Bahadori and Campa under the Company's 1994 Stock Option Plan and 1998 Equity Incentive Plan. Generally, a significant grant is made in the year that an officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts in the discretion of the Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion. Applying these principles, a significant grant was made to Mr. Bahadori in connection with his commencement of employment. In addition, a significant grant was made to Mr. Cittadini in connection with his promotion to President and Chief Operating Officer.

     Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in installments over a five year period, contingent upon the executive officer's continued employment with the Company. The vesting schedule and the number of option shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

     CEO Compensation. The annual base salary for Mr. Nierenberg, the Company's Chief Executive Officer, was established by the Board on April 14, 1998. The Board's decision was made primarily on the basis of Mr. Nierenberg's personal performance of his duties.

     The remaining components of the Chief Executive Officer's 1998 fiscal year incentive compensation were entirely dependent upon the Company's financial performance and provided no dollar guarantees. The bonus paid to the Chief Executive Officer for the fiscal year was based on the same incentive plan for all other officers. Specifically, a target incentive was established at the beginning of the fiscal year using an agreed upon formula based on Company bookings. Each year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for bookings. The option grant made to the Chief Executive Officer during the 1998 fiscal year was intended to reflect his years of service with the Company and to place a significant portion of Mr. Nierenberg's total compensation at risk, because the bonus will provide little or no compensation unless Company performance achieves agreed-upon thresholds and the options will have no value unless there is appreciation in the value of the Company's Common Stock over the option term.

     Tax Limitation. Under the Federal tax laws, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under the Company's 1998 Equity Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1998 Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the 1999 fiscal year will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

                                            COMPENSATION COMMITTEE
                                            James W. Breyer
                                            Steven D. Whiteman



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors was formed in July 1998, and the members of the Compensation Committee are Messrs. Breyer and Whiteman. Neither of these individuals was at any time during 1998, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between July 17, 1998 (the date the Company's Common Stock commenced public trading) and December 31, 1998 with the cumulative total return of (i) the Nasdaq Stock Market (U.S.) Index and (ii) the Hambrecht & Quist Computer Software Index, over the same period. This graph assumes the investment of $100.00 on July 17, 1998 in the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index and the Hambrecht & Quist Computer Software Index, and assumes the reinvestment of dividends, if any.

    Comparison of Cumulative Total Return on Investment Since July 17, 1998

                       [PERFORMANCE GRAPH APPEARS HERE]


                                                       Cumulative Total Return
                                                       -----------------------
                                                         7/17/98     12/31/98
                                                       ----------   ----------
ACTUATE SOFTWARE CORPORATION.....................         100          180
NASDAQ STOCK MARKET (U.S.).......................         100          111
HAMBRECHT & QUIST COMPUTER SOFTWARE..............         100           95

     The Company effected its initial public offering of Common Stock on July 17, 1998 at a price of $11.00 per share. The closing stock price on December 31, 1998, was $19.75.

     The comparisons shown in the graph are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock.

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1996, the Company made an equity investment of approximately $95,000 in Actuate Japan. This represented approximately 8.3% of the outstanding voting stock of Actuate Japan. During 1996, the Company loaned a total of $160,000 to Actuate Japan. An additional $100,000 was loaned in 1997. In August 1998, the Company acquired the Japanese version of the Actuate Reporting system and the Japanese trademark "Actuate" from Actuate Japan at a cost of $350,000. In September 1998, the Company entered into an agreement which amended the payment terms of the outstanding Actuate Japan loans.

     The Company has also entered into an agreement with Actuate Japan pursuant to which Actuate Japan has the exclusive right (other than with respect to value added resellers who are or will be granted worldwide distribution rights) to distribute the Company's Products and use the Company's name in Japan, in exchange for a 50% royalty on sales of the Company products by Actuate Japan. The Company has a right of first refusal on any transfer of the outstanding shares of Actuate Japan. In addition, beginning in April 1999, Actuate Japan has the right to cause the Company to buy all of its outstanding shares, and the Company has the right to cause the other stockholders of Actuate Japan to sell their shares to the Company, in each case pursuant to an pre-determined price formula, in exchange for (at the election of the Company) cash, securities of the Company or through a continuing royalty offset over a 30 month period.

     The Company has entered into an agreement (the ''BV Agreement'') with Telephus Vastgoed B.V. (the ''BV''), pursuant to which the BV has established subsidiaries in France, Germany and the United Kingdom (the ''BV Subsidiaries''). The Company has entered into agreements with each of the BV Subsidiaries under which the BV Subsidiaries have the exclusive right (other than with respect to value added resellers who have been or will be granted worldwide distribution rights) to distribute the Company's products and use the Company's name in Belgium, France, Germany, Switzerland and the United Kingdom, in exchange for a 50% royalty on sales of the Company's products by the BV Subsidiaries. Currently, the BV may force the Company to purchase its outstanding shares at a price approximately equal to its last twelve months' revenues. The purchase price may be paid, at the Company's option, in cash, or in registered shares of the Company's Common Stock. The Company has a right of first refusal on any transfer of ownership interest in the BV and, beginning on July 1, 1999, the Company has the right to cause the stockholders of the BV to sell all of the outstanding shares of the BV to the Company based on the above pricing formula. In the event that the Company fails to purchase the BV upon the request of the BV stockholders, or fails to exercise its right of first refusal, the licenses held by the BV Subsidiaries will become perpetual and royalty free.

     The Company has entered into letter agreements with certain of its officers that provide for the acceleration of vesting of shares held by them under certain circumstances.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company has entered into indemnification agreements with its directors containing provisions that may require the Company, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also maintains insurance policies covering officers and directors under which the insurers agree to pay, subject to certain exclusions, for any claim made against the directors and officers of the Company for a wrongful act that they may become legally obligated to pay for or for which the Company is required to indemnify the officers or directors.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Shareholders of the Company must be received by the Company at its offices at 999 Baker Way, Suite 200, San Mateo, California 94404, Attn: William P. Garvey, General Counsel and Secretary, not later than December 16, 1999 and satisfy the conditions established by the Securities and Exchange Commission for holder proposals to be included in the Company's proxy statement for that meeting. Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, a stockholder proposal intended to be presented at the 2000 Annual Meeting of Shareholders of the Company must be received by the Company at its offices at 999 Baker Way, Suite 200, San Mateo, California 94404, Attn:
William P. Garvey, General Counsel and Secretary, not later than March 1, 2000 in order for proxy holders to be allowed to use their discretionary voting authority to vote on such proposal when the proposal is raised at the 2000 Annual Meeting of Stockholders, even through there is no discussion of such proposal in the Company's proxy statement for that meeting.

                                 OTHER MATTERS

        The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

        The Company will mail without charge, upon written request, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. Requests should be sent to Actuate Software Corporation, 999 Baker Way, Suite 200, San Mateo, California 94404, Attn: Investor Relations.

                                        BY ORDER OF THE BOARD OF DIRECTORS,



                                        Nicolas C. Nierenberg
                                        Chairman of the Board
                                        and Chief Executive Officer

San Mateo, California
April 15, 1999


--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING.
iF YOU DECIDE TO ATTEND THE aNNUAL mEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                                   EXHIBIT A
                                   ---------

                        CERTIFICATE OF AMENDMENT OF THE
          SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                         ACTUATE SOFTWARE CORPORATION

        Actuate Software Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

        DOES HEREBY CERTIFY:

        FIRST:  The name of this Corporation is Actuate Software Corporation
        -----

        SECOND:  The date on which the Certificate of Incorporation of this
        ------
Corporation was originally filed with the Secretary of State of the State of Delaware is May 26, 1998, under the name "Actuate Software Corporation."

        THIRD:  That the Board of Directors adopted a resolution setting forth a
        -----
proposed amendment to the Second Amended and Restated Certificate of Incorporation of said Corporation and declaring said amendment advisable and directing that said amendment be submitted to the stockholders of said Corporation entitled to vote in respect thereof for their approval. The resolution setting forth said amendment is as follows:

        RESOLVED, that the Second Amended and Restated Certificate of Incorporation of the Corporation be amended by replacing Article I thereof so that such article shall be and read as follows:

        "The name of this corporation is Actuate Corporation"

        FOURTH:  That thereafter said amendment was duly adopted in accordance
        ------
with the provisions of Section 242 of the General Corporation Law by obtaining a majority vote of the Common Stock in favor of said amendment in the manner set forth in Section 222 of the General Corporation Law.

        IN WITNESS WHEREOF, this Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation has been signed by the Chief Executive Officer and the Secretary of the Corporation this ____ day of May, 1999.

                              ACTUATE SOFTWARE CORPORATION

                              By: ______________________________________________
                                  Nicolas C. Nierenberg, Chief Executive Officer

ATTEST:

By: ______________________________
     William P. Garvey, Secretary

PROXY                    ACTUATE SOFTWARE CORPORATION                    PROXY
                      999 Baker Way, San Mateo, CA 94404

This Proxy is Solicited on Behalf of the Board of Directors of Actuate Software
  Corporation for the Annual Meeting of Stockholders to be held May 20, 1999

     The undersigned holder of Common Stock, par value $0.001, of Actuate Software Corporation (the "Company") hereby appoints Nicolas C. Nierenberg and Daniel A. Gaudreau, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday May 20th, 1999 at 9:00 a.m. local time, at the Company's principal executive offices located at 999 Baker Way, Suite 200, San Mateo, California, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

     This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                   (Reverse)
                         ACTUATE SOFTWARE CORPORATION

[_]       Please mark votes

          as in this example

1.  To elect the following directors to           2.  To approve the amendment to the            FOR      AGAINST     ABSTAIN
    serve for a term ending upon the 2000             Company's Second Amended and Restated      [_]        [_]         [_]
    Annual Meeting of Stockholders or                 Certificate of Incorporation as set
    until their successors are elected                forth in the accompanying Proxy
    and qualified:                                    Statement.

Nominees:  Nicolas C. Nierenberg, Peter I.        3.  To ratify the appointment of Ernst &       FOR      AGAINST     ABSTAIN
Cittadini, James W. Breyer, Arthur C.                 Young LLP, Independent Auditors as the     [_]        [_]         [_]
Patterson, Nancy J. Schoendorf and Steven             Company's independent public accountants
D. Whiteman                                           for the fiscal year ending December 31,
                                                      1999.
FOR         WITHHELD       For all nominees,
                           except for nominees
                           written below.

[_]           [_]          [_]

                           _____________________
                           Nominee exception(s).


                                                   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.


Signature: ______________________ Signature (if held jointly): ______________________ Date:____________, 1999

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.
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